Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com
Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

Asbury Automotive Group Announces Amended and Restated
$1.1 Billion Senior Credit Facility

Duluth, GA, August 8, 2013 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced that it has amended and restated its five-year syndicated senior credit facility. Under the amended and restated facility, the new vehicle inventory floor plan facility was increased by $200 million, bringing the total size of the credit facility to $1.1 billion. The new vehicle and used vehicle floor plan interest rates will also decrease 25 basis points to one-month LIBOR plus 125 basis points and one-month LIBOR plus 150 basis points, respectively. Additionally, the maturity was extended from October 2016 to August 2018.

The amended and restated facility provides for the following borrowings on a revolving basis:
•up to $825 million for new vehicle inventory floor plan financing,

•	up to $100 million for used vehicle inventory floor plan financing and other general corporate purposes, and
•up to $175 million for general corporate purposes.

The amended and restated facility also provides for the expansion of the availability thereunder, subject to certain conditions, up to a total availability of $1.4 billion.

The syndication was arranged through Merrill Lynch, Pierce, Fenner & Smith Incorporated. JPMorgan Chase Bank, N.A., and Wells Fargo Bank served as co-syndication agents. Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation served as co-documentation agents. Bank of America, N.A. will serve as administrative agent. Lenders in the new syndicated credit facilities include five manufacturer-affiliated finance companies - American Honda Finance Corporation, BMW Group Financial Services NA, LLC, Mercedes-Benz Financial Services USA LLC, Nissan Motor Acceptance Corporation, and Toyota Motor Credit Corporation - and seven commercial banks and other lending institutions - Bank of America, N.A., Bank of the West, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A., Mass Mutual Asset Finance LLC, U.S. Bank National Association, and Wells Fargo Bank, N.A.

"The amended credit facility strengthens our financial flexibility and reduces our floor plan borrowing costs for the next five years” said Scott Krenz, Asbury's Senior Vice President and CFO. “We are extremely pleased with the continued support from both our banking and manufacturing partners.”

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 100 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.